UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

Sanchez Production Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	1-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2015, the Sanchez Production Partners LLC (the “Company”) entered into that certain First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with the guarantors party thereto, the lenders party thereto and Société Générale, as administrative agent and collateral agent. The Amendment amends certain provisions in the Second Amended and Restated Credit Agreement, dated as of May 30, 2015, relating to the change in organizational structure of the Company resulting from the conversion contemplated by the Company’s previously-announced Plan of Conversion. The Amendment will become effective at such time that the Company is converted from a limited liability company to a limited partnership pursuant to the Plan of Conversion considered at the Special Meeting (as described below in Item 5.07).

The foregoing description of the Amendment is qualified in its entirety by the actual Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Special Meeting of Unitholders on March 6, 2015 in Houston, Texas (the “Special Meeting”):

(1)	to approve the Plan of Conversion pursuant to which the Company will convert from a Delaware limited liability company into a Delaware limited partnership; and

(2)	to approve an amendment and restatement of the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan as the Sanchez Production Partners LP Long-Term Incentive Plan.

A total of 21,981,595 common units of the Company were present at the Special Meeting in person or by proxy, which represented approximately 75% of the outstanding common units of the Company as of February 4, 2015, the record date for the Special Meeting.

Proposal 1: The vote to approve the Plan of Conversion as disclosed in the proxy statement was approved as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
19,988,664	549,786	107,019	1,336,426

Proposal 2: The vote to approve an amendment and restatement of the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan as the Sanchez Production Partners LP Long-Term Incentive Plan as disclosed in the proxy statement was approved as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
17,584,034	2,773,058	288,359	1,624,803

In addition to the foregoing, the holder of all of the Company’s outstanding Class A Units and Class Z Unit was present at the Special Meeting in person or by proxy, which represented 100% of each of the outstanding Class A Units and Class Z Unit of the Company as of February 4, 2015, the record date for the Special Meeting. All of the Class A Units and the Class Z Unit were voted “For” each of the proposals set forth above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of March 5, 2015, among Sanchez Production Partners LLC, the guarantors party thereto, the lenders party thereto and Société Générale, as administrative agent and collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanchez Production Partners LLC

Date: March 6, 2015	By:	/s/ Charles C. Ward
	Name:	Charles C. Ward
	Title:	Chief Financial Officer, Treasurer & Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of March 5, 2015, among Sanchez Production Partners LLC, the guarantors party thereto, the lenders party thereto and Société Générale, as administrative agent and collateral agent